Exhibit 99.1

F.N.B. Corporation Strengthens North Carolina Presence With

Pending Acquisition of UB Bancorp

Joint Press Release

PITTSBURGH, PA, and GREENVILLE, NC – June 1, 2022 — F.N.B. Corporation (“FNB”) (NYSE: FNB) and UB Bancorp (OTCQX: UBNC) today announced the signing of a definitive merger agreement for FNB to acquire UB Bancorp, including its wholly-owned banking subsidiary, Union Bank, in an all-stock transaction valued at $19.56 per share, or a fully diluted market value of approximately $117 million, based upon the closing stock price of FNB as of Tuesday, May 31, 2022.

Union Bank, based in Greenville, North Carolina, has approximately $1.2 billion in total assets, $1.0 billion in total deposits of which approximately 40% are non-interest bearing, and $0.7 billion in total loans and leases as of March 31, 2022. Union Bank operates 15 full-service banking offices in 12 counties located throughout Eastern and Central North Carolina. This merger further increases FNB’s presence in North Carolina, moving its proforma deposit market share to eighth in the state1, while also adding low-cost granular deposits, which will continue to be value accretive in a rising rate environment.

Following the proposed merger with UB Bancorp on a proforma basis, FNB will have approximately $43 billion in total assets, $35 billion in deposits and $28 billion in total loans. Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, stockholders of UB Bancorp will be entitled to receive 1.61 shares of FNB common stock for each share of UB Bancorp common stock they own. The exchange ratio is fixed, and the transaction is expected to qualify as a tax-free exchange for UB Bancorp stockholders.

Vincent J. Delie, Jr., Chairman, President and Chief Executive Officer of F.N.B. Corporation stated, “FNB and Union Bank share a deep cultural commitment to the clients and communities we serve. Our partnership with Union Bank represents another step in our continued investment in North Carolina with proforma deposits growing to over $7 billion since we entered the market in 2017. North Carolina has proven to be a growth engine for our Company, and this new partnership with Union Bank will further leverage our investments in the market and accelerate our organic growth potential.”

“Union Bank’s guiding principal is that of a local bank delivering personalized customer service to our clients. In FNB, we’ve found a like-minded partner committed to building meaningful relationships with its clients and communities, and we look forward to working together as FNB continues to expand in the Carolinas,” said Lee Burrows, Chairman of Union Bank. “Our partnership will add meaningful scale and access to a comprehensive product offering and broader in-market expertise that we believe will result in an enhanced customer experience for our clients.”

[1]	Excluding PacWest Bancorp

FNB expects the merger to be approximately 2% accretive to earnings per share with fully phased-in cost savings on a GAAP basis in addition to enhancing FNB’s profitability metrics. FNB anticipates the tangible book value per common share impact to be de minimis at less than 1% and expects the CET1 ratio to remain unchanged on a proforma basis at closing.

FNB and UB Bancorp expect to complete the transaction in late 2022 after satisfaction of customary closing conditions, including regulatory approvals and the approval of Union Bank’s stockholders. Union Bank will merge with and into FNB’s subsidiary, First National Bank of Pennsylvania.

BofA Securities, Inc. is serving as financial advisor and Reed Smith LLP is serving as legal counsel to FNB. Piper Sandler & Co. is serving as financial advisor and Fenimore Kay Harrison LLP is serving as legal counsel to UB Bancorp.

An investor presentation will be available through the “About Us” section of FNB’s website at www.fnbcorporation.com by clicking on “Investor Relations” then “Investor & Analyst Presentations,” or in the filings of FNB on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction between FNB and UB Bancorp. In connection with the proposed merger, FNB will file a registration statement on Form S-4 with the SEC to register FNB’s shares that will be issued to UB Bancorp’s stockholders in connection with the merger. The registration statement will include a proxy statement of UB Bancorp and a prospectus of FNB as well as other relevant documents concerning the proposed transaction.

INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus, other relevant materials (when they become available) and any other documents FNB has filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents FNB has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One North Shore Center, Pittsburgh, PA 15212, telephone: (724) 983-3317. The proxy statement/prospectus, when it becomes available, may also be obtained free of charge from F.N.B. Corporation, One North Shore Center, Pittsburgh, PA 15212, telephone: (724) 983-3317, or UB Bancorp, 1011 Red Banks Road, Greenville, NC 27858, telephone: (866) 638-0552.

Participants in the Solicitation

FNB and UB Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from UB Bancorp’s stockholders in connection with the proposed merger. Information regarding FNB’s directors and executive officers is contained in FNB’s Proxy Statement on Schedule 14A, dated March 25, 2022, as amended, and in certain of its Current Reports on Form 8-K, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of these documents may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Cautionary Statement Regarding Forward-Looking Information

This joint press release of FNB and UB Bancorp contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of FNB and UB Bancorp with respect to their planned merger, the strategic benefits and financial benefits of the merger, including the expected impact of the transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share and other metrics) and the timing of the closing of the transaction.

Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “should,” “project,” “goal,” and other similar words and expressions. Forward-looking statements are subject to risks, uncertainties and assumptions which may change over time or as a result of unforeseen circumstances. Future events or circumstances may change expectations or outlook and may affect the nature of the assumptions, risks and uncertainties to which forward-looking statements are subject. The forward-looking statements in this press release pertain only to the date of this press release, and FNB and UB Bancorp disclaim any obligation to update or revise any forward-looking statements, except as required by law. Actual results or future events may differ, possibly materially, from those that are anticipated in these forward-looking statements. Accordingly, we caution against placing undue reliance on any forward-looking statements.

Forward-looking statements contained in this press release are subject to, among others, the following risks, uncertainties and assumptions:

•

The possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where FNB and UB Bancorp do business, or as a result of other unexpected factors or events;

•

Completion of the transaction is dependent on the satisfaction of customary closing conditions, including approval by UB Bancorp stockholders, which cannot be assured, and the timing and completion of the transaction is dependent on various factors that cannot be predicted with precision at this point;

•	The occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;

•

Completion of the transaction is subject to bank regulatory approvals and such approvals may not be obtained in a timely manner or at all or may be subject to conditions which may cause additional significant expense or delay the consummation of the merger transaction;

•	Potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction;

•	The outcome of any legal proceedings that may be instituted against FNB or UB Bancorp;

•	Subsequent federal legislative and regulatory actions and reforms affecting the financial institutions’ industry may substantially impact the economic benefits of the proposed merger;

•

Unanticipated challenges or delays in the integration of UB Bancorp’s business into FNB’s and the conversion of UB Bancorp’s technology systems and customer data may significantly increase the expense associated with the transaction; and

•

Other factors that may affect future results of FNB and UB Bancorp, including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

These forward-looking statements are also subject to the principal risks and uncertainties applicable to FNB’s business and activities generally that are disclosed in FNB’s 2021 Annual Report on Form 10-K and other documents FNB files with the SEC and UB Bancorp’s Investor Relations website. FNB’s SEC filings are accessible on the SEC website at www.sec.gov.

###

Media Contact:

Jennifer Reel, 724-983-4856, 724-699-6389 (cell)

reel@fnb-corp.com

Analyst/Institutional Investor Contact:

Lisa Constantine, 412-385-4773

constantinel@fnb-corp.com